Exhibit 10.5

FIRST AMENDMENT TO OFFER LETTER AGREEMENT

This FIRST AMENDMENT TO OFFER LETTER AGREEMENT (this “Amendment”) is made and entered into as of April 21, 2020, by and between Matteo Anversa (“Anversa” or “you”) and Gentherm Incorporated (“Gentherm” or the “Company”).  Anversa and Gentherm are referred to herein each as a “Party” and, collectively, as the “Parties.”

RECITALS

A. Anversa and Gentherm executed an Offer Letter Agreement on October 22, 2018 (including the Compensation Term Sheet attached thereto, the “Offer Letter”).

B.The Parties have agreed to amend the Offer Letter as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and other valuable consideration, the Parties agree as follows:

1.Salary Deferral. The following is hereby added to the end of the section of the Offer Letter titled “Direct Compensation—Salary”:

“Notwithstanding the foregoing, you irrevocably agree to defer 30% of your salary for all payroll periods that begin during the period starting on May 1, 2020 and ending on December 31, 2020 (the “Salary Deferral”); provided that full payment of all deferred amounts shall be made on or before March 15, 2021 (which, for the avoidance of doubt, is intended to qualify as a “short-term deferral” pursuant to section 409A of the Internal Revenue Code of 1986 and any regulations and guidance promulgated thereunder). For the avoidance of doubt, the Salary Deferral shall not change any other amounts you are entitled to that are calculated based on your base salary, including your Bonus and the life insurance and separation / change in control benefits set forth below.”

2.Good Reason. Item (c)(ii) in the section of the Offer Letter titled “Separation / Change in Control” is hereby deleted in its entirety and replaced with the following:

“a material diminution in your then-current compensation or benefits, authority, duties, or responsibilities, including following a Change in Control, or a change of your primary work location to a location that is more than 50 miles away from Northville, MI, but excluding the Salary Deferral;”

3.No Other Modifications. Except as expressly set forth in this Amendment, the Offer Letter remains unmodified, in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Offer Letter to be executed as of the date first written above.

GENTHERM INCORPORATED

By:	/s/ Barbara J. Runyon	/s/ Matteo Anversa
	Barbara J. Runyon Senior Vice President and Chief Human Resources Officer	Matteo Anversa

Signature Page to

Amendment to Offer Letter